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                            Independent Auditors' Consent


The Board of Directors
People's Preferred Capital Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                              KPMG Peat Marwick LLP

Los Angeles, California
September 16, 1997


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                            Independent Auditors' Consent

The Board of Directors
People's Bank of California:


We consent to the inclusion of our report dated February 21, 1997, except as to Note 20 to the consolidated financial statements, which is as of July 1, 1997, with respect to the consolidated statements of financial condition of People's Bank of California (formerly Southern California Federal Savings and Loan Association) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, which report appears in Annex I of the Preliminary Offering Circular of Amendment No. 2 to Form S-11 of People's Preferred Capital Corporation dated September 16, 1997, and to the reference to our firm under the heading "Experts" in Annex I of the Preliminary Offering Circular.


                                               KPMG Peat Marwick LLP


Los Angeles, California
September 16, 1997